EXHIBIT 11


                           ALCO STANDARD CORPORATION
                      COMPUTATIONS OF EARNINGS PER SHARE
                   (in thousands, except earnings per share)




                                                               1996                               1995
                                                  ----------------------------        -----------------------------
                                                                       Fully                                 Fully
                                                    Primary         Diluted(1)           Primary          Diluted(1)
                                                  ---------        -----------        ----------        ------------
Three Months Ended March 31
Average Shares Outstanding
Common shares                                       126,709            126,709           109,308             109,308
Preferred stock
   Senior Securities                                                       848                                 9,016
Convertible loan notes                                                     367
Options                                               1,742              1,941             2,010               2,168
                                                  ---------        -----------        ----------        ------------
   Total shares                                     128,451            129,865           111,318             120,492
                                                  =========        ===========        ==========        ============

Income
Net Income                                        $  71,137        $    71,137        $   49,125         $    49,125
Less: Preferred dividends                             4,885              4,885             2,893
                                                  ---------        -----------        ----------         -----------
Net income available to common shareholders       $  66,252        $    66,252        $   46,232         $    49,125
                                                  =========        ===========        ==========         ===========

                                                  ---------        -----------        ----------         -----------
Earnings Per Share                                    $0.52              $0.51             $0.42               $0.41
                                                  =========        ===========        ==========         ===========


Six Months Ended March 31

Average Shares Outstanding
Common shares                                       122,054            122,054           109,188             109,188
Preferred stock
   Senior Securities                                                     4,793                                 9,016
Convertible loan notes                                                     374
Options                                               1,784              2,054             2,088               2,270
                                                  ---------        -----------        ----------         -----------
   Total shares                                     123,838            129,275           111,276             120,474
                                                  =========        ===========        ==========         ===========

Income
Net Income                                        $ 132,552        $   132,552        $   94,594         $    94,594
Less: Preferred dividends                            12,549              9,770             5,786
                                                  ---------        -----------        ----------         -----------
Net income available to common shareholders       $ 120,003        $   122,782        $   88,808         $    94,594
                                                  =========        ===========        ==========         ===========

                                                  ---------        -----------        ----------         -----------
Earnings Per Share                                    $0.97              $0.95             $0.80               $0.79
                                                  =========        ===========        ==========         ===========
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(1) This calculation is submitted in accordance with Regulation S-K item 601(b)
    (11) although not required by footnote 2 to paragraph 14 of APB Opinion
    No. 15 because it results in dilution of less than 3%.